EXHIBIT 99.1

ITEM 8.01.        OTHER EVENTS Exhibits


PRESS RELEASE                                        OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE                                CONTACT:
February 24, 2005                                    CHRISTINE M. RUSH
                                                     CHIEF FINANCIAL OFFICER
                                                     (301) 645-0333


OLD LINE BANCSHARES, INC. DECLARES CASH AND STOCK DIVIDEND

WALDORF, MD. (NASDAQ: OLBK)-On February 24, 2005, Old Line Bancshares, Inc. declared a 20% stock dividend to all shareholders of record as of March 7, 2005 payable on March 24, 2005. As a result of the dividend, the number of outstanding shares of Old Line Bancshares, Inc. will increase to approximately 2,137,073 shares.

Old Line Bancshares, Inc. also announced today the declaration of a $.03 per share dividend to all shareholders of record as of March 7, 2005 payable on March 21, 2005.

Old Line Bancshares, Inc. is the parent company of Old Line Bank a Maryland chartered commercial bank headquartered in Waldorf, Maryland, approximately 10 miles south of Andrews Air Force Base and 25 miles southeast of Washington, D.C. Old Line Bank also operates from an additional branch in Waldorf, Maryland and two branches in Prince George's County, Maryland. Its primary market area is the suburban Maryland (Washington, D. C. suburbs) counties of Prince George's, Charles and northern St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates and changes in economic, competitive, governmental, regulatory, technological and other factors that may affect Old Line Bancshares, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to Old Line Bancshares, Inc.'s periodic reports on Form 10-KSB and 10-QSB filed with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.


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